Exhibit 21.1

Subsidiaries of Registrant

	State of	Doing Business As
Entity	Incorporation	(If different from corporate name)
Alabama HMA Physician Management, Inc.	Alabama	Cheaha Family Medicine
Primary Care Associates

Amory HMA, Inc.	Mississippi	Gilmore Regional Medical Center

Amory HMA Physician Management Group, Inc.	Mississippi

Anniston HMA, Inc.	Alabama	Stringfellow Memorial Hospital

Augusta HMA, Inc.	Georgia

Augusta HMA Physician Management, Inc.	Georgia

Bartow HMA, Inc.	Florida	Bartow Regional Medical Center

Bartow HMA Physician Management, Inc.	Florida	Women’s Health Specialists of Central Florida

Biloxi H.M.A., Inc.	Mississippi	Biloxi Regional Medical Center

Biloxi HMA Physician Management, Inc.	Mississippi	Center for Industrial Health & Wellness
Lakeview Family Medicine Center

Brandon HMA, Inc.	Mississippi	Rankin Medical Center

Brooksville HMA Physician Management, Inc.	Florida

Canton HMA, Inc.	Mississippi

Carlisle HMA, Inc.	Pennsylvania	Carlisle Regional Medical Center
Carlisle Regional Surgery Center

Carlisle HMA Physician Management, Inc.	Pennsylvania

Chester HMA, Inc.	South	Chester Regional Medical Center
	Carolina	Chester Nursing Center
Neighbors Care Home Health Agency
Church Street Clinic
Richburg Family Medical Center

Chester HMA Physician Management, Inc.	South
Carolina

Citrus HMA, Inc.	Florida	Seven Rivers Regional Medical Center
Seven Rivers Home Care
Seven Rivers Rehab Center
Seven River Outpatient Laboratory
Dunnellon Diagnostic Center
Seven Rivers Rehab & Wound Center

Clarksdale HMA, Inc.	Mississippi	Northwest Mississippi Regional Medical Center

Clarksdale HMA Physician Management, Inc.	Mississippi

Coffee Hospital Management Associates, Inc.	Tennessee
(1) (inactive)

Collier HMA Facility Based Physician	Florida
Management, Inc.

Collier HMA Physician Management, Inc.	Florida	Medical Surgical Specialists
Naples Medical & Surgical Specialists

Subsidiaries of Registrant

	State of	Doing Business As
Entity	Incorporation	(If different from corporate name)
Crystal River HMA Physician Management, Inc.	Florida

Durant H.M.A., Inc.	Oklahoma	Medical Center of Southeastern Oklahoma
Jaiswal Clinic
Southeastern Multispecialty Group
Ob/Gyn Associates of SE Oklahoma
Donald W. Malone, M.D. Orthopedic Care

Durant HMA Surgical Center, Inc. (5)	Oklahoma	The Surgery Center at Durant

Durant HMA Physician Management, Inc.	Oklahoma

FirstMed, Inc.	Arkansas

Florida HMA Urgent Care, Inc.	Florida

Gadsden HMA Physician Management, Inc.	Alabama

Gaffney H.M.A., Inc.	South	Upstate Carolina Medical Center
Carolina

Gaffney HMA Physician Management, Inc.	South	Gaffney Medical Associates
Carolina

Georgia HMA Physician Management, Inc.	Georgia	The Children’s Group

Green Clinic, Inc. (inactive)	Florida

Gulf Coast HMA Physician Management, Inc.	Florida	Gulf Coast Medical Group
Charlotte Harbor Cardiac Surgery Associates
Englewood Primary Care & Walk-In Clinic
North Port Family Medicine
North Port Internal Medicine
Port Charlotte Internal Medicine
Punta Gorda Cardiology Group
Venice Family Medical & Walk-Ins
Venice Health Center
Venice Hospital Group
Venice Internal Medicine Healthpark
Venice Internal Medicine Island

Haines City HMA, Inc.	Florida	Heart of Florida Regional Medical Center
Center for Healthy Workforce
Heart of Florida Therapy Center

Hamlet H.M.A., Inc.	North	Sandhills Regional Medical Center
Carolina

Hamlet HMA Physician Management, Inc.	North	Sandhills Medical Group
Carolina

Harrison HMA, Inc.	Mississippi	Gulf Coast Medical Center

Harrison HMA Physician Management, Inc.	Mississippi

Hartsville HMA, Inc.	South	Carolina Pines Regional Medical Center
Carolina

Subsidiaries of Registrant

	State of	Doing Business As
Entity	Incorporation	(If different from corporate name)
Hartsville HMA Physician Management, Inc.	South	The Medical Group
	Carolina	Pee Dee Hospitalists
The Children's Group
Children's Care Clinic

Health Management Associates of West	West Virginia	Williamson Memorial Hospital
Virginia, Inc. (1)

Health Management Associates, Inc.	Kentucky

Hernando HMA, Inc.	Florida	Hernando Healthcare
Brooksville Regional Hospital
Spring Hill Regional Hospital
Special Delivery Suites

HMA Fentress County General Hospital, Inc.	California	Jamestown Regional Medical Center

HMA Mesquite Hospital, Inc.	Texas	Medical Center of Mesquite

HMA Physician Practice Management, Inc.	Florida

HMA Santa Rosa Medical Center, Inc.	California	Santa Rosa Medical Center
Santa Rosa Medical Group
Santa Rosa Primary Care Center

Hospital Management Associates, Inc.	Kentucky

Hospital Management Services of Florida, Inc.	Kentucky

Insurance Company of the Southeast, Ltd.	Cayman
Islands, BWI

Jackson HMA, Inc.	Mississippi	Central Mississippi Medical Center

Jackson HMA North Medical Office Building, Inc.	Mississippi

Jamestown HMA Physician Management, Inc.	Tennessee

Kennett HMA, Inc.	Missouri	Twin Rivers Regional Medical Center

Kennett HMA Physician Management, Inc.	Missouri

Kentucky HMA Physician Management, Inc.	Kentucky	Tug Valley Pediatrics
Williamson Cardiac Care Center
Williamson Family Care Center

Key West HMA, Inc.	Florida	Lower Keys Medical Center

Key West HMA Physician Management, Inc.	Florida	South Florida Medical and Surgical Associates
Fishermen's Hospital Diagnostic Center
Keys Medical Group
Lower Keys Primary Care Clinic
Primary Care Center of Key West
Family Medicine Center of Marathon
Cardiology Center of Marathon
Paradise Pulmonary

Keystone HMA Property Management, Inc.	Pennsylvania

Lancaster HMA, Inc.	Pennsylvania	Heart of Lancaster Regional Medical Center

Subsidiaries of Registrant

	State of	Doing Business As
Entity	Incorporation	(If different from corporate name)
Lancaster HMA Physician Management, Inc.	Pennsylvania	Central Penn Medical Group
Central Penn Management Group
Heart of Lancaster Cardiology
Heart of Lancaster Internal Medicine
Heart of Lancaster Ob Gyn Clinic
Heart of Lancaster Family Practice
Highlands Family Practice
Carlisle Urology
Cardiothoracic & Vascular Surgeons of Lancaster

Lebanon HMA, Inc.	Tennessee	University Medical Center
McFarland Specialty Hospital
University Medical Center Skilled Nursing Facility
Donelson Home Health

Lebanon HMA Physician Management Corp.	Tennessee	Tennessee Orthopedics and Sports Medicine
Tennessee Orthopaedics
Tennessee Medical Professionals
Reflections
Women's Wellness of Lebanon

Lebanon HMA Surgery Center, Inc.	Tennessee	Lebanon Surgical Center

Lehigh HMA, Inc.	Florida	Lehigh Regional Medical Center
Lehigh Pediatric Care Center

Lehigh HMA Physician Management, Inc.	Florida	Lehigh Medical Group

Little Rock HMA, Inc.	Arkansas	Southwest Regional Medical Center
First Med Urgent Care
FirstMed Occupational Medicine

Lone Star HMA, L.P.	Delaware	Mesquite Community Hospital

Louisburg H.M.A., Inc.	North	Franklin Regional Medical Center
Carolina

Louisburg HMA Physician Management, Inc.	North	Perry Medders Medical Group
	Carolina	Franklin Pediatric Care
Triangle ENT Specialists
Franklin Family Medicine
Franklinton Medical Practice
Heritage Family Care

Madison HMA, Inc.	Mississippi	Madison Regional Medical Center

Madison HMA Physician Management, Inc.	Mississippi

Marathon H.M.A., Inc.	Florida	Fishermen's Hospital
Big Pine Medical Complex

Meridian HMA, Inc.	Mississippi	Riley Hospital

Meridian HMA Clinic Management, Inc.	Mississippi

Meridian HMA Nursing Home, Inc. (inactive)	Mississippi

Mesquite HMA General, LLC (7)	Delaware

Mesquite HMA Limited, LLC (8)	Delaware

Subsidiaries of Registrant

	State of	Doing Business As
Entity	Incorporation	(If different from corporate name)
Midwest City H.M.A., Inc.	Oklahoma	Midwest Regional Medical Center

Midwest City HMA Physician Management, Inc.	Oklahoma

Monroe HMA, Inc.	Georgia	Walton Regional Medical Center
Walton Regional Nursing Home

Monroe HMA Physician Management, Inc.	Georgia	Social Circle Family Medicine
Walton OB/GYN Specialists
Walton Pulmonary and Sleep Medicine
Walton Surgical Group
Barrow Surgical Associates
Winder Pediatrics

Mooresville HMA Physician Management, Inc.	North	Primary Care Associates
	Carolina	Primary Care Associates Internal Medicine
Lakeshore Women's Specialists
Lake Norman Neonatology Associates
Oakhurst Women's Center at the Lake
Lake Norman Center for Digestive & Liver Disease
Center for Infectious Disease
North Mecklenburg Medical Associates
Sherrill Orthopaedics

Mooresville Hospital Management Associates, Inc.	North	Lake Norman Regional Medical Center
	Carolina	Hospitalists of Lake Norman
The Surgical Center at Lake Norman
Davis Regional Home Health

Naples HMA, Inc.	Florida	Physicians Regional Healthcare System
Physicians Regional Medical Center-Pine Ridge
Physicians Regional Medical Center-Collier
Boulevard

Natchez Community Hospital, Inc.	Mississippi	Natchez Community Hospital

Natchez HMA Physician Management, Inc.	Mississippi	Family Medical Center

North Port HMA, Inc.	Florida

Norton HMA, Inc.	Virginia	Mountain View Regional Medical Center

Orlando H.M.A., Inc.	Florida

OsceolaSC, LLC	Delaware	St. Cloud Regional Medical Center

Oviedo HMA, Inc.	Florida

Paintsville HMA Physician Management, Inc.	Kentucky

Paintsville Hospital Company (1)	Kentucky	Paul B. Hall Regional Medical Center
Women's Center of Paintsville

Subsidiaries of Registrant

	State of	Doing Business As
Entity	Incorporation	(If different from corporate name)
Pasco Hernando HMA Physician Management, Inc.	Florida	A Place for Women of Pasco County
East Pasco Family Medicine
East Pasco Family Practice
East Pasco Primary Care
Lake Jovita Family Practice
Lake Jovita Internal Medicine
Lake Jovita Primary Care
Pasco Orthopaedic Clinic
Pasco Regional Anesthesia
Place for Women
The Place for Women
Women's Health of Pasco

Pasco HMA, Inc.	Florida	Pasco Regional Medical Center
Pasco Medical Plaza Condominium

PBEC HMA, Inc.	Florida	Pelican Bay Executive Center

Peace River HMA Nursing Center, Inc.	Florida	Peace River Nursing and Rehabilitation Center

Pennington Gap HMA, Inc.	Virginia	Lee Regional Medical Center

Pennington Gap HMA Physician Management, Inc.	Virginia

Personal Home Health Care, Inc. (2)	Tennessee

Polk HMA, Inc.	Florida

Poplar Bluff Regional Medical Center, Inc.	Missouri	Poplar Bluff Regional Medical Center-North
Poplar Bluff Regional Medical Center-South
Piedmont Family Pharmacy
Three Rivers Lab and X-ray
Three Rivers Healthcare Home Health
Three Rivers Healthcare Pathology Services
Three Rivers Healthcare Hospice
Piedmont Family Clinic
Malden Medical Center
Puxico Medical Center
Dexter Medical Center
Bloomfield Medical Clinic

Poplar Bluff HMA Physician Management Corp.	Missouri	Ozark Hospitalist Group
Ozark Medical Management
Ozark Heart & Vascular Institute

Port Charlotte HMA, Inc.	Florida	Peace River Regional Medical Center
Peace River Home Health Services

Port Charlotte HMA Physician Management, Inc.	Florida

Punta Gorda HMA, Inc.	Florida	Charlotte Regional Medical Center
Riverside Behavioral Center
Wound Care Clinic of Charlotte
North Port Family Health Center
Home Health Services of Charlotte
Charlotte Regional Private Duty Services

Subsidiaries of Registrant

	State of	Doing Business As
Entity	Incorporation	(If different from corporate name)
Punta Gorda HMA Physician Management, Inc.	Florida

Regional Cardiology Center LLC (3)	Mississippi

River Oaks Hospital, Inc.	Mississippi	River Oaks Health System
River Oaks Hospital

River Oaks Management Company, Inc. (4)	Mississippi	Preferred Medical Network

River Oaks Medical Office Building, Inc. (4)	Mississippi

Riverview Regional Medical Center, Inc.	Alabama	Riverview Regional Medical Center

ROH, Inc. (4)	Mississippi	Woman's Hospital at River Oaks

Rose City HMA, Inc.	Pennsylvania	Lancaster Regional Medical Center

Santa Rosa HMA Physician Management, Inc.	Florida	Santa Rosa Medical Group

Sebastian Hospital, Inc.	Florida	Sebastian River Medical Center
Sebastian River Home Health

Sebastian HMA Physician Management, Inc.	Florida	Sebastian Family Walk In Care

Sebring HMA Physician Management, Inc.	Florida	Highlands Medical Group

Sebring Hospital Management Associates, Inc.	Florida	Highlands Regional Medical Center
Highland Medical Group

St. Cloud HMA Physician Management, Inc.	Florida

St. Cloud Physician Management, LLC	Florida	St. Cloud Medical Group
Medical Solutions for Women

Statesboro HMA, Inc.	Georgia	East Georgia Regional Medical Center

Statesboro HMA Physician Management, Inc.	Georgia

Statesville HMA, Inc.	North	Davis Regional Medical Center
Carolina

Statesville HMA Physician Management, Inc.	North
Carolina

Tequesta HMA, Inc.	Florida

The Surgery Center at Durant, LLC (6)	Oklahoma	The Surgery Center at Durant

Tullahoma HMA, Inc.	Tennessee	Harton Regional Medical Center
Family Medical Center
Family Medical Center of Decherd
Medical Home Health Care

Tullahoma HMA Physician Management, Inc.	Tennessee

Van Buren H.M.A., Inc.	Arkansas	Summit Medical Center
Complete Knee Center of Arkansas
Cornerstone Family Clinic
Cornerstone Medical Group
Southwest Impotency Clinic

Subsidiaries of Registrant

	State of	Doing Business As
Entity	Incorporation	(If different from corporate name)
Van Buren HMA Central Business Office, Inc.	Arkansas

Venice HMA, Inc.	Florida	Venice Regional Medical Center
Home Health Services of Venice

Western Virginia HMA Physician Management, Inc.	Virginia	Dickenson Clinic
Health Associates
OB\GYN Clinic
Orthopedic Center
Pediatric Center
Wise Medical Group

Winder HMA, Inc.	Georgia	Barrow Regional Medical Center

Yakima HMA, Inc.	Washington	Yakima Regional Medical & Heart Center
Yakima Regional Medical and Cardiac Center
Yakima Regional Home Health & Hospice
Yakima Regional Medical Center Pharmacy
Toppenish Regional Medical
Toppenish Regional Medical Center Pharmacy
Toppenish Community Hospital

Yakima HMA Physician Management Corp.	Washington	Ahtanum Ridge Family Medicine
Central Washington Endocrine Center
Central Washington Internal Medicine and
Endrocrine Center
Central Washington Internal Medicine
Central Washington Neurosciences
Central Washington Occupational Medicine
Central Washington Orthopedic Surgeons
Central Washington Rehabilitation
Central Washington Surgical Associates
Emergency Physicians Toppenish
Midvalley Family Medicine
Terrace Heights Family Physicians
Toppenish Anesthesiology
YRMC Anesthesiology
YRMC Cardiology
____________________

(1)	Subsidiary of Health Management Associates, Inc. (Kentucky)

(2)	Subsidiary of HMA Fentress County General Hospital, Inc.

(3)	Subsidiary of Biloxi H.M.A., Inc.

(4)	Subsidiary of River Oaks Hospital, Inc.

(5)	Subsidiary of Durant H.M.A., Inc.

(6)	Subsidiary of Durant HMA Surgical Center, Inc.

(7)	General Partner of Lone Star HMA, L.P.

(8)	Limited Partner of Lone Star HMA, L.P.